Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 021B7E 1 U P X + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A PROPOSALS — COMMUNITY NATIONAL BANK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT PROPOSAL DESCRIBED BELOW. For Against Abstain 1. a proposal to approve the Agreement and Plan of Merger, dated as of December 14, 2014 (the “merger agreement”), by and between Bridge Bancorp, Inc., The Bridgehampton National Bank and Community National Bank, and thereby to approve the transactions contemplated by the merger agreement, including the merger (the “merger”) of Community National Bank with and into The Bridgehampton National Bank (which we refer to as the “CNB merger proposal”); For Against Abstain 2. a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger agreement (which we refer to as the “CNB adjournment proposal”); and For Against Abstain 3. any other business which may properly come before the special meeting or any adjournments or postponements thereof. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 3 4 3 6 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 6, 2015. Vote by Internet • Go to www.investorvote.com/CBNY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of the Special Meeting of Shareholders to be held on May 7, 2015 400 Broadhollow Rd, Suite 305, Melville, New York 11747 NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Community National Bank will be held at 400 Broadhollow Rd, Suite 305, Melville, New York 11747, on May 7, 2015 at 10:00 A.M. local time, to consider and vote upon the following matters: A proposal to approve the Agreement and Plan of Merger, dated as of December 14, 2014 (the “merger agreement”), by and between Bridge Bancorp, Inc., The Bridgehampton National Bank and Community National Bank, and thereby to approve the transactions contemplated by the merger agreement, including the merger (the “merger”) of Community National Bank with and into The Bridgehampton National Bank (which we refer to as the “CNB merger proposal”); a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger agreement (which we refer to as the “CNB adjournment proposal”); and any other business which may properly come before the special meeting or any adjournments or postponements thereof. You are entitled to dissent to the merger and receive payment for your shares under 12 U.S.C. §215a. Any shareholder who wishes to exercise these rights must strictly comply with the procedures described in the attached joint proxy statement/prospectus, including: (1)(a) delivering to Community National Bank, at or prior to the vote on the merger agreement is taken at the special meeting of shareholders, written notice to the presiding officer that he or she dissents from the merger agreement; or (b) voting against the merger agreement; and (2) strictly complying with all of the procedures required under 12 U.S.C. §215a. We have included a copy of 12 U.S.C. §215a as Appendix E to the attached joint proxy statement/prospectus. The proposed merger is described in more detail in the attached joint proxy statement/prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the attached joint proxy statement/prospectus. Only Community National Bank shareholders of record as of the close of business on March 20, 2015, are entitled to notice of and to vote at the special meeting of shareholders or any adjournments of the special meeting. Your vote is very important. To ensure your representation at the special meeting of shareholders, please following the voting procedures described in the attached joint proxy statement/prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder. DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER. If you have any questions concerning the merger or other matters to be considered at the Community National Bank special meeting, would like additional copies of the attached joint proxy statement/prospectus or need help voting your shares, please contact Community National Bank’s proxy soliciter: Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753, 888-742-1305. Proxy — Community National Bank qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q